Exhibit 99.B(e)(v)

THIRD AMENDMENT

TO UNDERWRITING AGREEMENT

This Third Amendment (the “Amendment”) to the Underwriting Agreement dated as of May 31, 2017 (the “Agreement”), by and between Foreside Funds Distributors LLC (“Foreside”), and FundVantage Trust (the “Trust”), is entered into as of December 07, 2017 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of two Funds and to reflect Fund name changes; and

WHEREAS, Section 14 of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, the Parties hereby agree as follows:

1.                                      Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.                                      Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect (i) the addition of the Sirios Long/Short Fund and the Gotham Index Plus All-Cap Fund; and (ii) the name changes from the Gotham Index Core Fund to the Gotham Enhanced Index Plus Fund and the Gotham Defensive Fund to the Gotham Defensive Long Fund.

3.                                      Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.                                      This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FUNDVANTAGE TRUST		FORESIDE FUNDS DISTRIBUTORS LLC

By:	/s/Joel L. Weiss	By:	/s/Mark Fairbanks
	Joel L. Weiss		Mark Fairbanks
	President		Vice President

Exhibit A

Arabesque Systematic International Fund

Arabesque Systematic USA Fund

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Estabrook Investment Grade Fixed Income Fund

Estabrook Value Fund

Gotham Absolute 500 Core Fund

Gotham Absolute 500 Fund

Gotham Absolute Return Fund

Gotham Defensive Long Fund

Gotham Defensive Long 500 Fund

Gotham Enhanced 500 Core Fund

Gotham Enhanced 500 Fund

Gotham Enhanced Index Plus Fund

Gotham Enhanced Return Fund

Gotham Enhanced S&P 500 Index Fund

Gotham Hedged Core Fund

Gotham Hedged Plus Fund

Gotham Index Plus All-Cap Fund

Gotham Index Plus Fund

Gotham Institutional Value Fund

Gotham Master Long Fund

Gotham Master Neutral Fund

Gotham Neutral 500 Fund

Gotham Neutral Fund

Gotham Short Strategies Fund

Gotham Total Return Fund

Insight Investment Grade Bond Fund

Lateef Focused Growth Fund

Mount Lucas U.S. Focused Equity Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Pacific Capital U.S. Government Money Market Fund

Polen Global Growth Fund

Polen Growth Fund

Polen International Growth Fund

Polen U.S. Small Company Growth Fund

Private Capital Management Value Fund

Quality Dividend Fund

Sirios Long/Short Fund

SkyBridge Dividend Value Fund

TOBAM Emerging Markets Fund

A-1